Exhibit 3.11

BYLAWS

OF

GERSON LEHRMAN GROUP, INC.

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office

The registered office of the Corporation shall be in the City of Wilmington, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors (the “Board”) determines from time to time or the business of the Corporation requires.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings

Except as otherwise provided in these Bylaws, all meetings of the stockholders shall be held on such dates and at such times and places, within or outside the State of Delaware, as shall be determined by the Board. The Board or the Chief Executive Officer (“CEO”) may, in their sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Stockholder Meetings

Meetings of stockholders shall be held on a date and at a time designated by the Board. At stockholder meetings, directors shall be elected as required by DGCL and any other proper business may be transacted.

2.3 Special Meetings

Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, any Chairman of the Board of Directors as appointed in Section 3.3 below, or the CEO, and shall be called by the CEO or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place, and purpose or purposes of the proposed meeting.

2.4 Notice of Meetings

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 Manner of Giving Notice; Affidavit of Notice

Notice of any meeting of stockholders shall be given:

(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records;

(ii) if electronically transmitted to an address provided by the stockholder; or

(iii) otherwise, when delivered.

An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice may be waived in accordance with Section 9.8 of these Bylaws.

2.6 Quorum

Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation (the “Certificate”), at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

2.7 Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with Section 213 of the DGCL.

Each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these Bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.8 Conduct of Meetings

Meetings of stockholders shall be presided over by a Chairman or designee of a Chairman, or in the absence thereof, by such person as the Board shall appoint, or, in the absence thereof or in the event that the Board shall fail to make such appointment, any officer of the Corporation elected by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as a Chairman of the meeting appoints.

The Board or designee of the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof, and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

ARTICLE III

BOARD OF DIRECTORS

3.1 Number of Directors

Except as otherwise provided by the Certificate, the authorized number of directors shall be at least five (5). The number of directors may be reduced (subject to the proceeding sentence) or increased from time to time by action of a majority of the whole Board, but no decrease may shorten the term of an incumbent director. When used in these Bylaws, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

3.2 Election and Term of Office of Directors

Except as otherwise provided by law, by the Certificate, or by these Bylaws, directors shall be elected annually and the persons receiving a plurality of the vote shall hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his or her earlier death, resignation, or removal.

3.3 Chairman of the Board

The majority of the Board may appoint and remove one or more Chairmen of the Board (each a “Chairman” or “Co-Chairman”). The Chairman or, if applicable Co- Chairmen of the Board shall be members of the Board and, if present, any Chairman shall preside at meetings of the Board and Stockholders, and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws.

3.4 Resignations and Vacancies

Any director may resign at any time upon written notice or by electronic transmission to the Corporation. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office, or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

3.5 Place of Meetings; Meetings by Telephone

The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Members of the Board, or any committee designated by the Board, may participate in meetings by means of conference, telephone, or other communications equipment.

3.6 Annual Meeting

The annual meeting of the Board of Directors shall be held on such date and at such time and place as the Board determines from time to time.

3.7 Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8 Special Meetings

Special meetings of the Board for any purpose or purposes may be called at any time by a Chairman or the CEO, or the Secretary upon the written request of a majority of the directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.

3.9 Notice of Meetings

Notice of each special meeting of the Board and each annual meeting shall be delivered personally or by telephone to each director or sent by first-class mail or electronic transmission directed to each director at that director’s address, telephone number, or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone or (ii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office or telephonically or through other communications equipment nor the purpose of the meeting.

3.10 Quorum

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.11 Conduct of Meetings

At each meeting of the Board of Directors, a Chairman or, in his or her absence, the CEO or, in his or her absence, a director chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

3.12 Board Action by Written Consent without a Meeting

Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

COMMITTEES

4.1 Committees of the Board

The Board of Directors may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

4.2 Operation of Committees

A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

4.3 Meetings and Action Of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings), Section 3.9 (notice of meetings) Section 3.10 (quorum), Section 3.11 (conduct of meetings), and Section 3.12 (board action by written consent) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by the Board or by the committee, that special meetings of committees may also be called by the Board and that notice of special meetings of committees shall also be given to all alternate members (if any), who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1 Executive and Other Officers

The executive officers of the Corporation shall be an Executive Chairman of the Board, if one is appointed by the Board, a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board other executive officers, including, without limitation, a Chief Financial Officer (“CFO”), a General Counsel, and other executives as officers, each of whom shall have such powers and duties as the Board determines or as set forth in these Bylaws. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate, or these Bylaws.

5.2 Appointment of Officers

The CEO, President, Secretary, and Treasurer shall be appointed by the Board, subject to the rights (if any) of an officer under any contract of employment. All other officers of the Corporation shall be appointed by the CEO. No executive of the Company, except those with the title of Executive Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer, or General Counsel, if such role(s) exist, shall be deemed an officer of the company without being designated as such by the CEO.

5.3 Chief Executive Officer

The CEO shall have supervision, direction and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The CEO shall report to the Board, shall keep the Board informed concerning the affairs and conditions of the Corporation’s business, make such reports of the affairs of the Corporation to the Board as the Board may from time to time require, and shall perform such other duties as the Board may from time to time determine.

5.4 President

In the event the Board has separately appointed a CEO and a President, the President shall report to the CEO and have such powers and duties as may be assigned to him or her from time to time by the Board or the CEO, and, unless otherwise determined by the Board, the President, during the absence or disability of the Chief Executive Officer, shall have the powers, and shall perform the duties, of the Chief Executive Officer. In the event of the appointment by the Board of a President but no separate CEO, the powers, duties and responsibilities of the President shall include those of the CEO set forth in these Bylaws, as if the President were the CEO.

5.5 Treasurer

The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the CEO, the President, or the CFO, taking proper vouchers for such disbursements, shall render to the Board, the CEO, the President, and the CFO, at the regular meetings of the Board or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board, the CEO, the President, or the CFO, or as may be provided in these Bylaws.

5.6 Secretary

The Secretary shall, to the extent practicable, attend all meetings of the Board, all meetings of the committees of the Board, and all meetings of the stockholders, and shall record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. Under the supervision of the CEO, the Secretary shall give, or cause to be given, (i) notices of all meetings of the stockholders, of the Board, and of the committees of the Board, and (ii) all other notices required by applicable law or by these Bylaws to be given. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records of the Corporation and such other books and records of the Corporation as the Board may direct, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board, the CEO, or as may be provided in these Bylaws.

5.7 Chief Financial Officer

The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, including budgetary and accounting methods, subject to the direction of the Board, the CEO, and the President, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the CEO or the President, or as may be provided in these Bylaws. If the CFO is not also the Corporation’s Treasurer, the CFO shall be responsible for the supervision of the Treasurer.

5.8 General Counsel

The General Counsel shall have general supervision and direction over the legal affairs of the Corporation, subject to the direction of the Board, the CEO, and the President, and shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board, the CEO, or the President, or as may be provided in these Bylaws.

5.09 Subordinate Officers

The Board or CEO may appoint such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board and/or CEO may from time to time determine.

5.10 Removal and Resignation of Officers

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal has been conferred by the Board. Officers appointed by the CEO may be removed, either with or without cause, by the CEO.

Any officer may resign at any time by giving written notice (including via electronic transmission) to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.11 Vacancies

Any vacancy occurring in any office of the Corporation shall be filled as provided for in Section 5.2.

ARTICLE VI

INDEMNIFICATION

6.1 Power to Indemnify in Actions, Suits, or Proceedings Other than Those by or in the Right of the Corporation

Subject to Section 6.3 (Authorization of Indemnification) of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Power to Indemnify Actions, Suits, or Proceedings by or in the Right of the Corporation

Subject to Section 6.3 (Authorization of Indemnification) of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the

Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 Authorization of Indemnification

Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit, or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

6.4 Indemnification by a Court

Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 and Section 6.2 of these bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or Section 6.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.4 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

6.5 Expenses Payable in Advance

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or 6.2 or for which indemnification is otherwise permitted pursuant to this Article VI following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking, the terms of which shall be in the Corporation’s discretion, by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.6 Nonexclusivity of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article VI, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

6.7 Certain Definitions

For purposes of any determination under Section 6.3 of this Article VI, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.

For purposes of this Article VI, references to “officers” shall mean any person appointed pursuant to Section 5.2 of Article V (either by the Board or CEO).

6.8 Survival of Indemnification and Advancement of Expenses

The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, and other personal and legal representatives of such a person.

6.9 Limitation on Indemnification

Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.2), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

6.10 Indemnification of Employees and Agents

The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

6.11 Effect of Amendment or Repeal

Neither any amendment or repeal of any Section of this Article VI, nor the adoption of any provision of the Certificate or the Bylaws inconsistent with this Article VI, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VI existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VI, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VI, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

6.12 Conflicts

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(i)    That it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

7.1 Lost Certificates

Except as provided in this Section 7.1, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such person’s legal representative, to make an affidavit of that fact and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of such new certificate.

7.2 Transfers of Shares

Upon receipt by the Corporation or the transfer agent of the Corporation of proper transfer instructions from the record holder of uncertificated shares or upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or, in the case of uncertificated securities, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books

ARTICLE VIII

RECORDS AND REPORTS

8.1 Maintenance and Inspection Of Records

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

ARTICLE IX

GENERAL PROVISIONS

9.1 Checks; Drafts; Evidence of Indebtedness

From time to time, the Board shall determine or grant to the CEO, President, CFO and Treasurer the authority to determine which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

9.2 Execution of Corporate Contracts and Instruments

Except as otherwise provided in these Bylaws, the Board, the CEO, or any other officers of the Corporation, may enter into, or authorize any employees or agents to enter into, any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

9.3 Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

9.4 Stock Transfer Agreements

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

9.5 Registered Stockholders

The Corporation:

(i)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)    shall be entitled to hold liable for calls and assessments on partly paid shares the person registered on its books as the owner of shares; and

(iii)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

9.6 Fiscal Year

The fiscal year of the Corporation shall be determined by the Board of Directors.

9.7 Voting Shares in Other Corporations

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or a designated officer of the Corporation is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

9.8 Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL, the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

ARTICLE X

AMENDMENTS

10.1 Bylaws may be adopted, amended or repealed by the Board of Directors, provided the conferral of such power on the Board shall not divest the stockholders of the power, or limit their power, to adopt, amend or repeal Bylaws.